Exhibit 10(xii)

STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement ("Agreement") is entered into this 3rd day of November 2010 (“Effective Date”) by and between Desert Vista Capital, LLC ("DVC"), with a mailing address of 2300 W. Sahara, Suite 800, Las Vegas, NV 89102 and Green Endeavors, Inc. ("GEL"), a Utah corporation with principal offices located at 59 West 100 South, Second Floor, Salt Lake City, Utah 84101.

WHEREAS, DVC desires to acquire from GEL Sixteen Thousand Six Hundred Sixty Six (16,666) shares of the Series B Preferred stock of GEL (“Green Shares”);

WHEREAS, GEL desires to receive Twenty Five Thousand dollars ($25,000) in exchange for the transfer of the Green Shares to DVC;

NOW, THEREFORE with the above being incorporated into and made a part hereof for the mutual consideration set out herein and, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.             Exchange.  GEL will transfer Sixteen Thousand Six Hundred Sixty Six  (16,666) shares of the Series B Preferred stock of GEL to DVC and DVC will pay the purchase price of Twenty Five Thousand dollars ($25,000) to GEL on or before the date ten days after the execution of this Stock Purchase Agreement (“Agreement”).;

2.             Termination.  This Agreement may be terminated at any time prior to the Closing Date:

A.            By DVC or GEL:

(1)           If there shall be any actual or threatened action or proceeding by or before any court or any other governmental body which shall seek to restrain, prohibit, or invalidate the transactions contemplated by this Agreement and which, in the judgment of GEL’s Board of Directors or DVC and made in good faith and based upon the advice of legal counsel, makes it inadvisable to proceed with the transactions contemplated by this Agreement; or

(2)           If the Closing shall have not occurred prior to November 15, 2010, or such later date as shall have been approved by parties hereto, other than for reasons set forth herein.

B.            By DVC:

(1)           If GEL shall fail to comply in any material respect with any of its or their covenants or agreements contained in this Agreement or if any of the representation or warranties of GEL contained herein shall be inaccurate in any material respect; or

C.            By GEL:

(1)           If DVC shall fail to comply in any material respect with any of his covenants or agreements contained in this Agreement or if any of the representation or warranties of DVC contained herein shall be inaccurate in any material respect;

In the event this Agreement is terminated pursuant to this Paragraph, this Agreement shall be of no further force or effect, no obligation, right, or liability shall arise hereunder, and each party shall bear its own costs as well as the legal, accounting, printing, and other costs incurred in connection with negotiation, preparation and execution of the Agreement and the transactions herein contemplated.

3.             Representations and Warranties of GEL.  GEL hereby represents and warrants that effective this date and the Closing Date, the representations and warranties listed below are true and correct:

A.            Corporate Authority.  GEL has the full corporate power and authority to enter into this Agreement and to carry out the transactions contemplated by this Agreement.  The Board of Directors of GEL has duly authorized the execution, delivery, and performance of this Agreement.

B.            No Conflict with Other Instruments.  The execution of this Agreement will not violate or breach any document, instrument, agreement, contract, or commitment material to the business of GEL to which GEL is a party and has been duly authorized by all appropriated and necessary action.

C.            Deliverance of Shares.  As of the Closing Date, the Green Shares to be delivered to DVC will be and constitute valid and legally issued shares of GEL, fully paid and non-assessable and equivalent in all respects to all other issued and outstanding shares of GEL Series B Preferred stock.

D.            No Conflict with Other Instrument.  The execution of this agreement will not violate or breach any document, instrument, agreement, contract, or commitment material to GEL.

E.            Legal Opinion.  GEL will agree to retain counsel, if necessary, to provide an opinion to have the restrictive legend removed from the shares when appropriate based upon the then existing statutes and regulations governing the removal of such restrictive legends.

4.             Representations and Warranties of DVC.  DVC hereby represents and warrants that, effective this date and the Closing Date, the representations and warranties listed below are true and correct.

A.            Legal Authority.  DVC has the full legal power and authority to enter into this Agreement and to carry out the transactions contemplated by this Agreement.

B.                  No Conflict with Other Instruments.  The execution of this Agreement will not violate or breach any document, instrument, agreement, contract, or commitment material to the business of DVC to which DVC is a party and has been duly authorized by all appropriated and necessary action.

5.             Closing.   The Closing as herein referred to shall occur upon such date as the parties hereto may mutually agree upon, but is expected to be on or before November 15, 2010.

At closing GEL will deliver the Green Shares to DVC and DVC will deliver to GEL $25,000 in a cash payment.

6.             Conditions Precedent of GEL to Effect Closing.  All obligations of GEL under this Agreement are subject to fulfillment prior to or as of the Closing Date, of each of the following conditions:

A.            The representations and warranties by or on behalf of  contained in this Agreement or in any certificate or documents delivered to GEL pursuant to the provisions hereof shall be true in all material respects at end as of the time of Closing as though such representations and warranties were made at and as of such time.

B.            DVC shall have performed and complied with all covenants, agreements and conditions required by this Agreement to be performed or complied with by him prior to or at the Closing.

All instruments and documents delivered to GEL pursuant to the provisions hereof shall be reasonably satisfactory to GEL’s legal counsel.

7.             Conditions Precedent of DVC to Effect Closing.  All obligations of DVC under this Agreement are subject to fulfillment prior to or as of the date of Closing, of each of the following conditions:

A.            The representations and warranties by or on behalf of GEL contained in this Agreement or in any certificate or documents delivered to DVC pursuant to the provisions hereof shall be true in all material respects at end as of the time of Closing as though such representations and warranties were made at and as of such time.

B.            GEL shall have performed and complied with all covenants, agreements and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing.

C.            All instruments and documents delivered to DVC pursuant to the provisions hereof shall be reasonably satisfactory to DVC’s legal counsel.

8.             Damages and Limit of Liability.  Each party shall be liable, for any material breach of the representations, warranties, and covenants contained herein which results in a failure to perform any obligation under this Agreement, only to the extent of the expenses incurred in connection with such breach or failure to perform Agreement.

9.             Nature and Survival of Representations and Warranties.  All representations, warranties and covenants made by any party in this Agreement shall survive the Closing hereunder.  All of the parties hereto are executing and carrying out the provisions of this Agreement in reliance solely on the representations, warranties and covenants and agreements contained in this Agreement or at the Closing of the transactions herein provided for and not upon any investigation upon which it might have made or any representations, warranty, agreement, promise, or information, written or oral, made by the other party or any other person other than as specifically set forth herein.

10.          Indemnification Procedures.  If any claim is made by a party which would give rise to a right of indemnification under this paragraph, the party seeking indemnification (Indemnified Party) will promptly cause notice thereof to be delivered to the party from whom is sought (Indemnifying Party).  The Indemnified Party will permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting from the claims.  Counsel for the Indemnifying Party which will conduct the defense must be approved by the Indemnified Party (whose approval will not be unreasonable withheld), and the Indemnified Party may participate in such defense at the expense of the Indemnified Party.  The indemnifying Party will not in the defense of any such claim or litigation, consent to entry of any judgment or enter into any settlement without the written consent of the Indemnified Party (which consent will not be unreasonably withheld).  The Indemnified Party will not, in connection with any such claim or litigation, consent to entry of any judgment or enter into any settlement without the written consent of the Indemnifying Party (which consent will not be unreasonable withheld).  The Indemnified Party will cooperate fully with the Indemnifying Party and make available to the Indemnifying Party all pertinent information under its control relating to any such claim or litigation.  If the Indemnifying Party refuses or fails to conduct the defense as required in this Section, then the Indemnified Party may conduct such defense at the expense of the Indemnifying Party and the approval of the Indemnifying Party will not be required for any settlement or consent or entry of judgment.

11.          Default at Closing.

D.                  By GEL:

(1)           Notwithstanding the provisions hereof, if GEL shall fail or refuse to deliver any of the Green Shares, or shall fail or refuse to consummate the transaction described in this Agreement prior to the Closing Date, such failure or refusal shall constitute a default by GEL and DVC at its option and without prejudice to its rights against such defaulting party, may either (a) invoke any equitable remedies to enforce performance hereunder including, without limitation, an action or suit for specific performance, or (b) terminate all of its obligations hereunder with respect to GEL.

E.                   By DVC:

(1)           Notwithstanding the provisions hereof, if DVC shall fail or refuse to deliver any of the $25,000 purchase price, or shall fail or refuse to consummate the transaction described in this Agreement prior to the Closing Date, such failure or refusal shall constitute a default by DVC and GEL at its option and without prejudice to its rights against such defaulting party, may either (a) invoke any equitable remedies to enforce performance hereunder including, without limitation, an action or suit for specific performance, or (b) terminate all of its obligations hereunder with respect to DVC.

12.          Costs and Expenses.  DVC and GEL shall bear their own costs and expenses in the proposed exchange and transfer described in this Agreement.  DVC and GEL have been represented by their own legal counsel in this transaction, and shall pay the fees of its attorney, except as may be expressly set forth herein to the contrary.

13.          Notices.  Any notice under this Agreement shall be deemed to have been sufficiently given if sent by registered or certified mail, postage prepaid, addressed as follows:

    To GEL:                                                                                                            Green Endeavors, Inc.                        To DVC:                                Desert Vista Capital, LLC

                                                                                                                                                59 West 100 South, 2nd Floor                                                            2300 W. Sahara, Suite 800

Salt Lake City, UT 84101                                                                                                                  Las Vegas, NV 89102

Telephone: (801) 575-8073                                                                                              Telephone:  760-664-1210

Telefax: (801) 575-8092                                                                                                                   Attn:  John Hicks

Attn: Richard Surber, President

14.          Miscellaneous.

A.            Further Assurances.  At any time and from time to time, after the effective date, each party will execute such additional instruments and take such as may be reasonably requested by the other party to confirm or perfect title to any property transferred hereunder or otherwise to carry out the intent and purposes of this Agreement.

B.            Waiver.  Any failure on the part of any party hereto to comply with any of its obligations, agreements, or conditions hereunder may be waived in writing by the party to whom such compliance is owed.

C.            Headings.  The section and subsection headings in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

D.            Counterparts.  This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

E.            Rule 144 Legend.  It is understood that the certificates evidencing the shares transferred by GEL will bear substantially the following legends:

“The securities evidenced hereby have not been registered under the Securities Act of 1933, as amended (the ‘Act’) nor qualified under the securities laws of any states, and have been issued in reliance upon exemptions from such registration and qualification for nonpublic offerings.  Accordingly, the sale, transfer, pledge, hypothecation, or other disposition of any such securities or any interest therein may not be accomplished except pursuant to an effective registration statement under the Act and qualification under applicable State securities laws, or pursuant to an opinion of counsel, satisfactory in form and substance to the Company to the effect that such registration and qualification are not required.”

F.             Governing Law.  This Agreement was negotiated and is being contracted for in the State of Utah, and shall be governed by the laws of the State of Utah, notwithstanding any conflict-of-law provision to the contrary.

C.                  Binding Effect.  This Agreement shall be binding upon the parties hereto and inure to the benefit of the parties their respective heirs, administrators, executors, successors, and assigns.

H.            Entire Agreement.  The Agreement contains the entire agreement between the parties hereto and supersedes any and all prior agreements, arrangements or understandings between the parties relating to the subject matter hereof.  No oral understandings, statements, promises or inducements contrary to the terms of this Agreement exist.  No representations, warranties covenants, or conditions express or implied, other than is set forth here, have been made by any party.

I.             Severability.  If any part of this Agreement is deemed to be unenforceable the balance of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above written.

Desert Vista Capital, LLC                                                                  Green Endeavors, Inc.

By: _/s/ John Hicks_________________________                  By:_/s/ Richard Surber_______

         John Hicks, Managing Member                                                  Richard D. Surber, President